Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-122303) of our report, dated January 21, 2005, except for the matters discussed in Notes 7 and 8 as to which the dates are February 22, 2005 and April 15, 2005, respectively, on our audit of the financial statements of Mercator Partners Acquisition Corp. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J. H. Cohn LLP

Jericho, New York

April 20, 2005